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                                                                   Exhibit 10.25

                             CREDIT ENHANCEMENT FEE
                                    AGREEMENT
                          (Jazz Casino Company, L.L.C.)

                  THIS CREDIT ENHANCEMENT FEE AGREEMENT (this "Agreement") is entered into on this 29th day of October, 1998, by and between JAZZ CASINO COMPANY, L.L.C., a Louisiana limited liability company (the "Company") and HARRAH'S OPERATING COMPANY, INC., a Delaware corporation ("HOCI").

                                    RECITALS

         A. Harrah's Jazz Company, a Louisiana general partnership ("HJC"), filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on November 22, 1995, which case is now pending in the United States Bankruptcy Court for the Eastern District of Louisiana, Case No. 95-14545.

         B. HJC has submitted, and the United States Bankruptcy Court for the Eastern District of Louisiana has confirmed, the Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, As Modified Through September 3, 1998, as the same may be amended or modified from time to time (the "Plan").

         C. As contemplated by the Plan, the Company has succeeded to all the rights and obligations of HJC.

         D. Contemporaneously herewith the Company, JCC Holding Company, Bankers Trust Company and certain Banks have entered into that certain Credit Agreement pursuant to the Plan (the "Credit Agreement").

         E. As an inducement for HOCI and its parent company, Harrah's Entertainment, Inc. ("HET"), to guarantee the repayment of Tranche A-2 Term Loans, Tranche B-2 Term Loans and the Revolving Loans, HOCI shall receive a credit enhancement fee as set forth herein (the "Credit Enhancement Fee").

         F. The parties desire to enter this Agreement regarding the Credit Enhancement Fee.

                                    AGREEMENT

                  NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. HOCI and HET Guarantees. HOCI and HET have been requested to, and have, guaranteed the repayment of the Tranche A-2 Term Loans, Tranche B-2 Term Loans and Revolving Loans pursuant to the HET/HOC Guaranty and Loan Purchase Agreement.

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         2. Credit Enhancement Fee

                  (a) Payment of Fee. In consideration of the guarantees described in Section 1 hereof, the Company hereby agrees to pay to HOCI a Credit Enhancement Fee equal to three-fourths of one percent (.75%) of the daily average outstanding principal amount of Loans and/or Stated Amounts of Letters of Credit outstanding from time to time pursuant to Tranche A-2 Term Loans, Tranche B-2 Term Loans (in the case of Tranche B-2 Term Loans, only to the extent of the outstanding principal amount thereof from time to time in excess of $10 million) and the Revolving Loans for each Fee Period (as defined herein); provided, however, (i) that no Credit Enhancement Fee shall accrue or be due and payable with respect to the Revolving Loans until the date HOCI's guarantee of the Carry Obligations, as defined in and arising under the Completion Guarantees, has terminated; and (ii) for any time period in which the HET Applicable Margin is greater than seventy five basis points (0.75%) per annum, the Credit Enhancement Fee paid by the Company shall decrease by one basis point (.01%) for each such one basis point (.01%) increase in the HET Applicable Margin (in excess of seventy five basis points (0.75%)) until the Credit Enhancement Fee is reduced to zero (0). "Fee Period," as used herein, shall mean the three (3) month period ending on the last day of the month of each March, June, September and December. Subject to the payment priorities set forth in
Section 3 below, the Credit Enhancement Fee shall be due and payable in arrears on the first business day following each Fee Period (each a "Payment Date").

                  (b) Failure to Pay Fee. Any failure of the Company to pay when due any portion of the Credit Enhancement Fee will have no effect on any guarantee issued by HET and/or HOCI, as referenced in Section 1 hereof or otherwise.

         3. Subordination

                  (a) Payments Senior to the Credit Enhancement Fee. Payment of the Credit Enhancement Fee is hereby expressly subordinated to the prior payment in full by the Company of (i) amounts owed to the Minimum Payment Guarantor pursuant to the Minimum Payment Guaranty Documents; (ii) amounts owed to the Rivergate Development Corporation pursuant to that certain Canal Street Casino Lease entered into pursuant to the Plan; (iii) amounts owed to the Louisiana Gaming Control Board pursuant to that certain Casino Operating Contract entered into pursuant to the Plan; (iv) reimbursable management expenses incurred in accordance with the Management Agreement; (v) interest and principal due on the Tranche A Term Loans, Tranche B Term Loans, Revolving Loans, Swingline Loans and Letters of Credit; (vi) interest on the New Bonds (as such term is defined in the Plan) pursuant to the New Bond Indenture; and (vii) principal amounts of the New Bonds.

                  (b) Payments Junior to the Credit Enhancement Fee. Payment of the Credit Enhancement Fee shall be senior to the Company's obligation to pay
(i) the Base Fee pursuant to and as defined in the Management Agreement; (ii) Contingent Payments on the New Bonds and the New Contingent Bonds pursuant to and as defined in the New Bond Indenture; (iii) interest due on the Convertible Junior Subordinated Debentures; (iv) principal due on the Convertible Junior Subordinated Debentures; (v) interest due on any amounts advanced under

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that certain Subordinated Loan Agreement entered into pursuant to the Plan (the
"Subordinated Loan"), the advances by HOCI (the "Construction Lien Indemnity Advances") pursuant to the Construction Lien Indemnity Obligation Agreement, and any Completion Loans ("Completion Loans") pursuant to and as defined in the Completion Guarantor Loan Agreement; (vi) principal due on the Subordinated Loan, the Construction Lien Indemnity Advances and any Completion Loans; and
(vii) Incentive Fee pursuant to and as defined in the Management Agreement; provided, however, that the Company must defer payment of Credit Enhancement Fees during or with respect to any period in which the Company is in default with respect to principal or interest payments on the New Bonds.

                  (c) Deferral. During any period in which the Company has negative cash flow and after it has (i) paid Fixed Interest in Secondary Securities (each term as defined in the New Bond Indenture) on the New Bonds for such period pursuant to Section 2.2(e) of the New Bond Indenture, (ii) deferred or disgorged the payment of Management Fees (as defined in the Management Agreement) for such period to the Manager pursuant to Section 9.01(c) of the Management Agreement, (iii) deferred the payment of the Minimum Payment Guarantee Fees for such period pursuant to Section 2(b) of the HET/JCC Agreement, (iv) deferred the payment of principal on the bank debt for such period pursuant to Section 4.02(b) of the Credit Agreement, (v) paid interest on the Convertible Junior Subordinated Debentures for such period in Secondary Securities (as defined in the Convertible Junior Subordinated Debenture Indenture) pursuant to Section 2.02 of the Convertible Junior Subordinated Debenture Indenture, and (vi) deferred payment of the Subordinated Loan Payment Obligations (as defined in the Subordinated Credit Facility) for such period pursuant to Section 5 of the Subordinated Credit Facility, the Company may elect to defer payment of the Credit Enhancement Fee to the extent of negative cash flow.

                  (d) Repayment of Deferred Credit Enhancement Fees. Any Credit Enhancement Fees deferred pursuant to Section 3(c) hereof shall be due and payable out of the Company's cash flow on the next Payment Date (the "Deferred Payment Date") after payment of any principal payments with respect to the Tranche A Term Loan and Tranche B Term Loan which have been deferred pursuant to
Section 4.02(b)(iv)(A) and (B) or (ii) of the Credit Agreement; provided that no deferred Credit Enhancement Fee shall be repaid until any default with respect to principal or interest payments on the New Bonds has been cured.

         4. Interest Rate

                  (a) Rate on Deferred Fees. If any portion of the Credit Enhancement Fee is deferred pursuant to Section 3(c) hereof, such portion of the Credit Enhancement Fee shall bear interest at a rate equal to eight percent (8%) per annum from the Payment Date until the Deferred Payment Date.

                  (b) Default Rate. If any portion of the Credit Enhancement Fee is deferred pursuant to Section 3(c) hereof but not paid on the Deferred Payment Date, such portion of the Credit Enhancement Fee shall bear interest from the Deferred Payment Date until paid in full at a rate equal to the lesser of (i) the highest legal limit and (ii) two percent (2%) over the

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prime rate of interest charged by Citibank, N.A. at its offices in New York, New
York, to borrowers on ninety (90) day unsecured commercial loans.

         5. Term and Termination. This Agreement shall terminate on the first date after the date hereof upon which all Tranche A-2 Term Loans, Tranche B-2 Term Loans, Revolving Loans and Swingline Loans have been repaid in full, all Letters of Credit have terminated and all Unpaid Drawings with respect thereto have been repaid in full, and all Commitments under the Credit Agreement shall have terminated, in each case so long as all Credit Enhancement Fees payable in accordance with the terms hereof have in fact been paid.

         6. No Right of Offset. Other than with respect to liquidated, final non-appealable judgments against HOCI, no offset or claim that the Company or any of its Affiliates now or may in the future have against HOCI, or any Affiliate of HOCI or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction, shall relieve the Company from paying any amounts owing hereunder.

         7. Miscellaneous

                  (a) Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and all prior agreements, understandings, representations and warranties in regard to the subject matter hereof are and have been merged herein and are superseded hereby.

                  (b) Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the internal laws of the State of New York without application of conflict of laws principles.

                  (c) Notices. The address of the Company and HOCI shall for all purposes be as set forth below unless otherwise changed by the applicable party hereto by notice to the other as provided herein.

             Company:                     Jazz Casino Company, L.L.C.
                                          512 South Peters Street
                                          New Orleans, Louisiana 70130
                                          Phone:  (504) 533-6538

                                          Attention:  President

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             HOCI:                        Harrah's Operating Company, Inc.
                                          1023 Cherry Road
                                          Memphis, Tennessee 38117
                                          Phone:  (901) 762-8600

                                          Attention:  General Counsel
                                          with a copy to the Corporate
                                          Secretary at the same address

                  All notices or other communications required or permitted to be given pursuant to the provisions of this Agreement shall be in writing and shall be considered as properly given if mailed by certified United States mail, postage prepaid, with return receipt requested, by overnight courier service, or by facsimile transmission with reception confirmed. Notices hereunder in any manner shall be effective only if and when received by the addressee. Certified mail receipt or express courier receipt at the above addresses shall establish receipt for purposes of notices under this Agreement. Either party may from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address to which, or a different person to whose attention, all such notices or demands are thereafter to be addressed.

                  (d) Successors and Assigns. No party shall assign its rights and obligations under this Agreement without the prior written consent of the parties hereto, except that HOCI may assign all or any portion of its right to receive funds pursuant to this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, assigns, heirs, legal representatives, executors and administrators.

                  (e) Grammatical Changes. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter gender as the circumstances require.

                  (f) Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

                  (g) Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby; provided that the parties shall attempt to reformulate such invalid provision to give effect to such portions thereof as may be valid without defeating the intent of such provision and the economic burdens and benefits of this Agreement are not impaired.

                  (h) Counterparts. This Agreement, or any amendment hereto, may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument, notwithstanding that all of the parties hereto are not signatories to the original or the same counterpart. In addition, this Agreement, or any amendment hereto, may contain more than one counterpart of the signature pages, and this Agreement, or any amendment hereto, may be executed by the affixing of the signatures of each of the parties hereto to one of such counterpart signature pages; all of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

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                  (i) No Third Party Rights. This Agreement is for the sole and exclusive benefit of the parties hereto designated herein and no other Person (including any creditors of the parties hereto) shall under any circumstances be deemed to be a beneficiary of any of the rights, remedies, terms and provisions of this Agreement.

                  (j) Voluntary Agreement. Each party hereto has entered into this Agreement freely and voluntarily, without coercion, duress, distress, or undue influence by any other Persons or their respective shareholders, directors, officers, partners, agents or employees.

                  (k) Advice From Counsel. Each party hereto understands that this Agreement may affect legal rights. Each party hereto represents to the other that it has received legal advice from counsel of its choice in connection with the negotiation and execution of this Agreement and is satisfied with its legal counsel and the advice received from it.

                  (l) Judicial Interpretation. Should any provision of this Agreement require judicial interpretation or construction, there shall be no presumption that the terms hereof shall be more strictly construed or interpreted against any party hereto by reason of the rule of construction that a document is to be construed more strictly against the party hereto who prepared the same.

                  (m) Attorneys' Fees. If any party hereto brings any judicial action or proceeding to enforce its rights under this Agreement, the prevailing party shall be entitled, in addition to any other remedy, to recover from the others, regardless of whether such action or proceeding is prosecuted to judgment, all costs and expenses, including without limitation reasonable attorneys' fees, incurred therein by the prevailing party.

                  (n) Permitted Actions. Each of the parties hereto acknowledges and agrees that HOCI may take any separate action or actions to the extent permitted under this Agreement as it shall determine in its sole discretion to be in its own best interest.

                  (o) Definitions. Unless defined herein, capitalized terms shall have the meanings set forth in the Credit Agreement.

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                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement effective as of the day and year first above written.

                                       JAZZ CASINO COMPANY, L.L.C., a Louisiana limited liability company,


                                       By: /s/ Frederick W. Burford
                                          -------------------------------------

                                       Name: Frederick W. Burford
                                            -----------------------------------

                                       Title: President
                                             ----------------------------------


                                       HARRAH'S OPERATING COMPANY, INC.,
                                       a Delaware corporation


                                       By:  /s/ George W. Loveland II
                                          -------------------------------------

                                       Name: George W. Loveland II
                                            -----------------------------------

                                       Title: V.P.
                                             ----------------------------------


                                SIGNATURE PAGE TO
                             CREDIT ENHANCEMENT FEE
                                 AGREEMENT (JCC)